UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 _____________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2026
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 CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 Meeting Street		20852
Suite 600
North Bethesda,	Maryland
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (301) 592-5000
  _____________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2026, Simone Wu, Senior Vice President, General Counsel, Corporate Secretary & External Affairs of Choice Hotels International, Inc. (the “Company), informed the Company that she intends to retire from her role with the Company in the first half of 2026, remaining in her current role until her successor is appointed and working with the Company to assist in an orderly transition. In connection with her departure, the Company and Ms. Wu agreed that she will be entitled to benefits in accordance with the Company’s compensation and benefits plans and the Non-Competition, Non-Solicitation & Severance Benefit Agreement entered into by and between Ms. Wu and the Company on February 13, 2012 as amended on March 25, 2013, and December 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 20, 2026	/s/ Scott E. Oaksmith
Scott E. Oaksmith
Chief Financial Officer